EXHIBITS

                                       TO

                            POST-EFFECTIVE AMENDMENT
                                     NO. 2

                                       TO

                        FORM N-1A REGISTRATION STATEMENT

                                      FOR

                                KPM FUNDS, INC.


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                                    EXHIBITS
                                       TO

                                KPM FUNDS, INC.
                         POST-EFFECTIVE AMENDMENT NO. 2
                        FORM N-1A REGISTRATION STATEMENT


                  Exhibit No.                       Description
                  -----------                       -----------

                           16                       Schedule of Computation for
                                                    Performance Quotations



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                                  EXHIBIT (16)
                    SCHEDULE OF COMPUTATIONS OF PERFORMANCE

                             FIXED INCOME PORTFOLIO

         The Total Return information shown on page 18 of the Statement of Additional Information for the Fixed Income Portfolio was calculated as follows:

TOTAL RETURN:

         P(1 + T)n=ERV

         Where:   P        =        a hypothetical initial payment of $1,000
                           T        =  average annual return
                           n        =  number of years
                           ERV      =  ending redeemable value of a hypothetical
                                       $1,000 payment made at the beginning of a
                                        period, at the end of the period

         The  computation  of  average  annual  return  assumes   dividends  and
distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

         The ending redeemable value assumes a complete redemption at the end of the period.

         Total Return from Inception (July 5, 1994) to June 30, 1995:

                           P        =  $1,000 (initial value)
                           n        =  360 days
                           ERV      =  1,095 (ending redeemable value)

                           Solve for T:

                                    $1,000 (1 + T).9863 = 1,095
                                          T = .0963 or 9.63%

         The yield quotation for the Fixed Income Portfolio described on page 18 of the Statement of Additional Information was calculated according to the following formula for the 30 day period ending June 30, 1995.

                                    YIELD = 2[(  a  = 1)6 - 1]
                                                     cd

         a = dividends and interest earned during period net for accrued expenses (net of reimbursements) or $23,886.

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends or 526,844.751.

         d = the maximum offering price per share on the last day of the period or $10.47.



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                                EQUITY PORTFOLIO


         The Total Return information shown on page 18 of the Statement of Additional Information for the Equity Portfolio was calculated as follows:

TOTAL RETURN:

         P(1 + T)n=ERV

         Where:   P        =        a hypothetical initial payment of $1,000
                           T        =  average annual return
                           n        =  number of years
                           ERV      =  ending redeemable value of a hypothetical
                                       $1,000 payment made at the beginning of a
                                        period, at the end of the period

         The  computation  of  average  annual  return  assumes   dividends  and
distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

         The ending redeemable value assumes a complete redemption at the end of the period.

         Total Return from Inception (July 5, 1994) to June 30, 1995:

                           P        =  $1,000 (initial value)
                           n        =  360 days
                           ERV      =1,217 (ending redeemable value)

                           Solve for T:

                                    $1,000 (1 + T).98633=1,217
                                          T = .2201 or 22.01%